UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     May 4, 2006

IPSCO INC.

(Exact name of registrant as specified in its charter)

Canada

0-19661

98-0077354

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

650 Warrenville Road, Suite 500, Lisle, Illinois		60532
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code:     (630) 810-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (se General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Matters.

On May 4, 2006 the Corporation issued a news release announcing that its Board of Directors had authorized a share repurchase program, by way of a normal course issuer bid through the facilities of the Toronto Stock Exchange, of up to 10% of the public float of its common shares, or approximately 4.7 million shares. A copy of the news release is attached as Exhibit 99.1.

On May 5, 2006, the company filed a current report on Form 8-K disclosing the announcement of the share repurchase program under the heading “Item 7.01 Regulation FD Disclosure” rather than under heading “Item 8.01 Other Matters.”  This current report on Form 8-K/A amends the current report filed on Form 8-K on May 4, 2005, by referring to the correct Item heading.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

99.1         Press release of IPSCO Inc. issued May 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPSCO Inc.

Date: May 12, 2006

By:	/s/ Leslie T. Lederer
Vice President, General Counsel &
Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News Release of IPSCO Inc., issued May 4, 2006.